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                                                                     EXHIBIT 4.3
                                RIGHTS AGREEMENT

         RIGHTS AGREEMENT, dated as of February 12, 1997 (the "Agreement"). between WGNB Corp., a Georgia corporation (the "Company"), and SunTrust Bank, Atlanta, a commercial bank organized under the laws of the State of Georgia (the "Rights Agent").

                                   WITNESSETH

         WHEREAS, on February 11, 1997 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock of the Company outstanding at the Close of Business on February 12, 1997 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(m) hereof), which includes one Initial Right and one Second Right, for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Second Distribution Date pursuant to the terms hereof. The dividend payment date shall be February 28, 1997.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" (i) for purposes of all matters relating to the Initial Rights shall mean any Person who or which shall, after the Rights Dividend Declaration Date, become the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding and (ii) for purposes of all matters relating to the Second Rights shall mean any Person who on or following the Initial Stock Acquisition Date, becomes the Beneficial Owner of additional shares constituting 10% or more of the shares of Common Stock then outstanding, in addition to those owned, if any, by such Person at the Initial Stock Acquisition Date, but, in each case, shall not include the Company, any Subsidiary of the Company, or any Person who or which is the Beneficial Owner of 10% or more of the shares of Common Stock of the Company as of the Record Date (a "Grandfathering Shareholder"), any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; provided, however, any Person who or which is the Beneficial Owner of 10% or more of the shares of Common Stock as of the Record Date and who or which becomes the Beneficial Owner of an additional 3% or more of the shares of Common Stock then outstanding shall be deemed an Acquiring Person. Notwithstanding the foregoing, no Person shall become an Acquiring Person solely as the result of an acquisition of shares of Common Stock by the Company or a recapitalization which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares Beneficially Owned by

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such Person; provided, however, that if a Person would have become an Acquiring
Person by reason of such increased Beneficial Ownership of shares but for the preceding clause, such Person shall be deemed to be an Acquiring Person if such Person shall become the Beneficial Owner of additional shares equal to or more than 3% of the then outstanding number of shares of Common Stock.

         (b)      "Act" shall mean the Securities Act of 1933, as amended.

         (c) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

         (d)      "Associate" shall mean:

                  (i) any corporation or organization, or parent or subsidiary of such corporation or organization, of which a Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

                  (ii) any trust or other estate in which a Person has a beneficial interest of 10% or more or as to which such Person serves as trustee or in a similar fiduciary capacity; and

                  (iii) any brother or sister (whether by whole or half blood), ancestor, lineal descendant or spouse of a Person, or any such relative of such spouse.

         (e) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own":

                           (A) securities acquired by participation in good faith in a firm commitment underwriting by a Person engaged in business as an underwriter of securities until the expiration of forty days after the date of such acquisition, or

                           (B) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or

                           (C) securities issuable upon exercise of Rights at any time prior to the time a Person becomes an Acquiring Person (as defined in this section), or

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                           (D)      securities issuable upon exercise of Rights
                  from and after the time a Person becomes an Acquiring Person which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the respective Distribution Dates (as hereinafter defined in Section 3(a)) or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(f) hereof in connection with an adjustment made with respect to any Original Rights:

                  (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "Beneficial Ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

                           (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made by the Company or the Board of Directors of the Company; and

                           (B) would not also then be reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) if the Common Stock was then registered under Section 12 of the Exchange Act; or

                  (iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company.

         (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

         (g) "Close of Business" on any given date shall mean 5:00 p.m., Atlanta time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Atlanta time, on the next succeeding Business Day.

         (h) "Common Stock" shall mean the common stock, par value $2.50 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

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         (i)      "Common Stock Equivalents" shall have the meaning set forth in
Section 11(b)(ii)(C) hereof.

         (j) "Current Market Price" per share of Common Stock on any date shall mean the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of:

                  (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or

                  (ii) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty
         (30) Trading Days or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on an interdealer quotation system or other organized trading market or exchange on which such securities are listed or traded or, if the shares of Common Stock are not listed or admitted to trading on an interdealer quotation system or other organized trading market or exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors of

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the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (k) "Distribution Date" shall mean the Initial Distribution Date and/or the Second Distribution Date, as the case may be.

         (1) "Exchange Act" shall have the meaning set forth in Section I(c) hereof.

         (m) "Exempt Person" shall mean the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

         (n) "Expiration Date" shall mean the earlier of the time at which the Rights are redeemed as provided in Section 23 hereof or the "Final Expiration Date" (as hereinafter defined in this section).

         (o) "Final Expiration Date" shall mean the Close of Business on January 31, 2007.

         (p)      "Initial Distribution Date" shall mean the earlier of:

                  (i) the Close of Business on the tenth Business Day after the first Stock Acquisition Date (or, if the tenth Business Day after the first Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date); or

                  (ii) the Close of Business on the tenth Business Day after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person.

         (q) "Initial Rights" shall have the meaning set forth in Section 3(a) hereof.

         (r) "Initial Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

         (s) "Initial Stock Acquisition Date" shall mean the Stock Acquisition Date that causes a Triggering Event with respect to the Initial Rights.

         (t) "Nasdaq" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

         (u) "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company, or other entity.

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         (v)      "Principal Party" shall mean

                  (i)      in the case of any transaction described in clauses
         (i) or (ii), of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, consolidation, or share exchange and if no securities are so issued, the Person that is the other party to such merger, consolidation, or share exchange, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or the Person resulting from the consolidation; and

                  (ii)     in the case of any transaction described in clause
         (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such persons that is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case,

                           (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and

                           (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding; and

                           (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a subsidiary of both or all of such joint venturers, and the Principal Party in each case shall bear the obligation set forth in
                  Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

         (w) "Purchase Price" shall have the meaning set forth in Section 11(a)(ii) hereof.

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         (x)      "Redemption Price" shall have the meaning set forth in Section
23(a) hereof.

         (y)      "Rights" shall mean the Initial Rights and the Second Rights.

         (z) "Rights Certificates" shall mean the Initial Rights Certificates and the Second Rights Certificates.

         (aa)     "Second Distribution Date" shall mean the earlier of:

                  (i) The Close of Business on the tenth Business Day after a Stock Acquisition Date occurring on or after the Initial Stock Acquisition Date, or

                  (ii) The Close of Business on the tenth Business Day after the date a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange
                           Act) on or after a first Stock Acquisition Date or which is first published, sent or given prior to a first Stock Acquisition Date but which is not withdrawn by the offeror on or prior to the Initial Distribution Date, if upon consummation thereof such Person would become an Acquiring Person on or after the Initial Stock Acquisition Date.

         (bb) "Second Rights" shall have the meaning set forth in Section 3(b) hereof.

         (cc) "Second Rights Certificates" shall have the meaning set forth in Section 3(b) hereof.

         (dd) "Second Stock Acquisition Date" shall mean the Stock Acquisition Date that causes a Triggering Event with respect to the Second Rights.

         (ee) "Section 11(a)(ii) Event" shall be deemed to have occurred upon any Person becoming an Acquiring Person.

         (ff)     "Section 13 Event" shall mean any event described in clauses
(i), (ii) or (iii) of Section 13(a) hereof.

         (gg) "Spread" shall have the meaning set forth in Section 11(b)(ii)(B) hereof.

         (hh) "Stock Acquisition Date" shall mean the earlier of (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a press release by the Acquiring Person issued, directly or indirectly, to the Company and a newspaper of general circulation in the Carrollton, Georgia area and a report filed pursuant to Section 13(d) under the Exchange Act) by an Acquiring Person that an Acquiring Person has become such or (ii) the date on which the Board of Directors first learns that an Acquiring Person has become such. The Board of Directors, in its discretion, shall determine whether a public announcement has occurred.

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         (ii)     "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is Beneficially Owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

         (jj)     "Summary of Rights" shall have the meaning set forth in
Section 3(b) hereof.

         (kk)     "Substitution Period" shall have the meaning set forth in
Section 11(b) hereof.

         (ll) "Trading Day" shall have the meaning set forth in Section 1(j) hereof.

         (mm) "Triggering Event" shall mean any Section 11(a)(ii) Event, or any Section 13 Event.

SECTION 2.        APPOINTMENT OF RIGHTS AGENT.

         The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents or successor Rights Agent(s) as it may deem necessary or desirable.

SECTION 3.        ISSUE OF RIGHTS CERTIFICATES.

         (a)      Until the Initial Distribution Date:

                  (i) the Initial Rights will be evidenced (subject to the provisions of paragraph (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and

                  (ii) the Initial Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

As soon as practicable after the Initial Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Initial Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Initial Rights Certificates"), evidencing one Right to purchase ten shares of Common Stock for each share of Common Stock so held, subject to adjustment as provided herein (the "Initial Rights"). In the event that an adjustment in the number of Initial Rights per share of Common Stock has been made pursuant to
Section 11(f) hereof, at the time of distribution of the Initial Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Initial Rights

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are distributed and cash is paid in lieu of any fractional Initial Rights. As of and after the Initial Distribution Date, the Initial Rights will be evidenced solely by such Initial Rights Certificates.

         (b)      Until the Second Distribution Date:

                  (i) the Second Rights will be evidenced (subject to the provisions of paragraph (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for the Second Rights) and not by separate certificates, and

                  (ii) the Second Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

As soon as practicable after the Second Distribution Date, the Rights Agent will send by first-class, insured, postage pre-paid mail, to each record holder of the Common Stock and each record holder of the Initial Rights as of the Close of Business on the Second Distribution Date, at the address of each such holder shown on the records of the Company, one or more rights certificates, substantially in the form of Exhibit B hereto (the "Second Rights Certificates"), and evidencing one Right to purchase ten shares of Common Stock for each share of Common Stock so held and for each share of Common Stock then subject to unexercised Initial Rights, subject to adjustment as provided herein (the "Second Rights"). In the event that an adjustment in the number of Second Rights per share of Common Stock has been made pursuant to Section 11(f) hereof, at the time of distribution of the Second Rights Certificate, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof so that Second Rights Certificates representing only whole numbers of Second Rights are distributed and cash is paid in lieu of any fractional Second Rights. As of and after the Second Distribution Date, the Second Rights will be evidenced solely by such Second Rights Certificates.

         (c) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Initial Distribution Date or the Expiration Date in the case of the Initial Rights and the Second Distribution Date or the Expiration Date in the case of the Second Rights, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

         (d) Initial Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Initial Distribution Date or the Expiration

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Date. Second Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Second Distribution Date or the Expiration Date and in respect of all shares of Common Stock issuable upon exercise of exercisable Initial Rights Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between WGNB Corp. (the "Company") and SunTrust Bank, Atlanta (the "Rights Agent") dated as of February 12, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of:

                  (i) the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights, or

                  (ii)     the Expiration Date,

the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

SECTION 4.        FORM OF RIGHTS CERTIFICATES.

         (a) The Initial Rights Certificates and the Second Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A and Exhibit B, respectively, hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the

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Rights may from time to time be listed, or of Nasdaq or other system then in use, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the respective Rights Certificates. whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price determined in accordance with Section 11(a)(ii) hereof (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b)      Any Rights Certificate issued pursuant to Section 3(a),
Section 3(b) or Section 22 hereof that represents Rights Beneficially Owned by any Person known to be:

                  (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person,

                  (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or

                  (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either:

                           (A)      a transfer (whether or not for
                  consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, or

                           (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend, modified as applicable to such Person:

                  The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

SECTION 5.        COUNTERSIGNATURE AND REGISTRATION.

         (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and

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shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

         (b) Following the respective Distribution Dates, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATE; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

         (a)      Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the Close of Business on the respective Distribution Dates, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates issued following the respective Distribution Dates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the Certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

SECTION 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

         (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11 (b) and Section 23(a) hereof) in whole or in part at any time after the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights upon surrender of the respective Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the Expiration Date.

         (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall be determined in the manner provided in Section 11(a)(ii) and shall be payable in accordance with paragraph (c) below.

         (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per share of Common Stock (or other shares, securities, cash or other assets, as the case maybe) to be purchased asset forth below and an amount equal to any applicable transfer tax, the Rights Agent shall subject to Section 20(j) hereof, thereupon promptly

                  (i)         (A)   requisition from any transfer agent of
                           the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or

                              (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request,

                  (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof,

                  (iii) requisition from the Company the amount of other securities, cash or assets to be paid in lieu of shares of Common Stock pursuant to an adjustment required under Section 11 (b) hereof,

                  (iv) after receipt of such certificates, depositary receipts, other securities, cash or assets, cause the same to be delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and

                  (v) after receipt thereof, deliver such cash, if any, to, or upon the order of, the registered holder of such Rights Certificate.

The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11 (b) hereof) shall be made in cash or by certified bank check, bank draft or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11 (b) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby; a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 6 and Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights Beneficially Owned by:

                  (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person.

                  (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or

                  (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either:

                           (A)      a transfer (whether or not for
                  consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or

                           (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have

                  (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and

                  (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION 8.        CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.

         All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 9.        RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (and, following the occurrence of a Triggering Event, out of its other securities or out of its authorized and issued shares held in its treasury), the number of shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement including Section 11 (b) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

         (b) If the shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) issuable and deliverable upon the exercise of the Rights are listed on any national securities exchange or Nasdaq or other system then in use, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on such exchange or Nasdaq or other system then in use upon official notice of issuance upon such exercise.

         (c)      The Company shall use its best efforts to:

                  (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(b) hereof, or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form,

                  (ii) cause such registration statement to become effective as soon as practicable after such filing, and

                  (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of:

                           (A) the date as of which the Rights are no longer exercisable for such securities, and

                           (B)      the date of the expiration of the Rights.

The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed one hundred twenty (120) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and, if necessary, until a registration statement has been declared effective.

         (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (or other securities) (subject to payment of the Purchase Price), be duly and validly authorized and issued.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of shares of Common Stock (or any other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

SECTION 10.       COMMON STOCK RECORD DATE.

         Each Person in whose name any certificate for a number of shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made: provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS.

         The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)      (i)      Subject to Section 11(b)(i) hereof, in the event
         that, at any time after the Close of Business on the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights and prior to the Close of Business on the Expiration Date, the Company shall:

                           (A) declare or pay a dividend on the Common Stock payable in shares of Common Stock,

                           (B)      subdivide the outstanding shares of Common
                  Stock,

                           (C) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock,

                           (D) issue any shares of its capital stock in a reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11
                  (a) and Section 7(e) hereof,

         then and in such event, the number of shares of Common Stock and the number and kind of other securities or property, as the case may be, issuable upon the exercise of a Right on such date shall be proportionately adjusted so that the holder of any Right exercised on or after such date shall be entitled to receive, upon the exercise thereof and payment of the Purchase Price, the aggregate number of shares of Common Stock and the number and kind of other securities or property, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when such Right was exercisable and the transfer books of the Company were open, such holder would have owned upon such exercise and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
         Section 11(a)(ii) hereof.

                  (ii) In the event that any Person, alone or together with its Affiliates and Associates, shall, at any time after the Record Date, become an Acquiring Person then, promptly following the occurrence of each such Section 11(a)(ii) Event, proper provision shall be made so that each holder of an Initial Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, a number of shares of Common Stock equal to ten shares of Common Stock multiplied by a fraction. the numerator of which is the number of shares of Common Stock outstanding on the Stock Acquisition Date, and the denominator of which is the number of initial Rights outstanding on the Initial Stock Acquisition Date that are not Beneficially Owned by the Acquiring Person or its Affiliates or Associates. In the event that any Person, alone or together with its Affiliates and Associates, shall, at any time on or after the Initial Distribution Date, become an Acquiring Person then, promptly following the occurrence of each such Section 11(a)(ii) Event, proper provisions shall be made so that each holder of a Second Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, a number of shares of Common Stock equal to ten shares of Common Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the Second Stock Acquisition Date plus the number of shares of Common Stock issuable upon exercise of outstanding and exercisable Initial Rights, and the denominator of which is the number of Second Rights outstanding on the Second Acquisition Date that are not Beneficially Owned by the Acquiring Person or its Affiliates or Associates. The price (which following such first occurrence, shall thereafter be referred to as the "Purchase Price") for the exercise of each Right shall be $.01 per share of the Common Stock.

         (b) In the event that the number of shares of Common Stock which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with
Section 11(a)(ii) following the respective Distribution Dates, the Company, in the discretion of the Board of Directors, shall either:

                  (i) Subject to any required shareholder approval, effect a reverse stock split or otherwise combine the outstanding shares of Common Stock such that, after giving effect to such reverse split or combination, the Company has a sufficient number of authorized but unissued shares of Common Stock for issuance upon exercise of outstanding and exercisable Rights; or

                  (ii)     (A)      Determine the excess of

                                    (I)      the Current Market Price of the
                           shares of Common Stock issuable upon the exercise of a Right over

                                    (II)     the Purchase Price (such excess,
                           the "Spread"), and

                           (B) with respect to each Right (other than Rights which have become void pursuant to Section 7(e) hereof), make adequate provision to substitute for such shares of, upon payment of the applicable Purchase Price,

                                    (I)      cash,

                                    (II)     a reduction in the Purchase Price,

                                    (III)    preferred stock or other equity
                           securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have substantially the same value as shares of Common Stock (such shares of preferred stock to be referred to as "Common Stock Equivalents")),

                                    (IV)     debt securities of the Company,

                                    (V)      other assets, or

                                    (VI)     any combination of the foregoing,

                  having an aggregate value, when added to the value of the shares of Common Stock actually issued upon exercise of such right, equal to the Current Market Price (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by tote Board of Directors of the Company based upon the advice of a recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (ii) above within thirty (30) days following the Section 11(a)(ii) Event, then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights or that the reverse stock split or other combination of outstanding shares contemplated by Section 11(b)(i) could be authorized, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety
                  (90) days after the Section 11(a)(ii) Event, in order that the Company may seek shareholder approval for the authorization of such additional shares or for authorization of the reverse stock split or other combination of shares (such period, as it may be extended, the "Substitution Period").

                  (iii) To the extent that the Company determines that some action need be taken pursuant to subparagraphs (i) or (ii) of this
         Section 11(b), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights except as expressly provided herein, and (y) may suspend the exercisability of the

         Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or a reverse stock split or other combination of outstanding shares and/or to decide the appropriate form of action to be taken pursuant to such subparagraphs (i) and (ii) and to determine the value of any distribution. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of Section 11(b)(ii), the value of the shares of Common Stock shall be the Current Market Price per share of the Common Stock on the date of the Section 11(a)(ii) Event and the value per share or fractional value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among the holders of the Rights pursuant to this Section 11(b).

         (c) Anything herein to the contrary notwithstanding, no adjustment in the number of shares of Common Stock purchasable upon exercise of a Right pursuant to Section 11(a)(ii) hereof or in the Purchase Price or Spread pursuant to Section 11(b) hereof shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the aggregate number of shares or in the Spread or Purchase Price; provided, however, that any adjustments which by reason of this Section 11(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock. Notwithstanding the first sentence of this Section 11(c), any adjustment required by this Section 11 shall be made no later than the earlier of

                  (i) three (3) years from the date of the transaction which mandates such adjustment or

                  (ii)     the Expiration Date.

         (d) If as a result of an adjustment made pursuant to Section 11(b) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b),
(c), (e), (f), (i) and (j), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

         (e) All Rights originally issued by the Company subsequent to any adjustment made to the number of shares of Common Stock purchasable upon exercise of a Right pursuant to Section 11(a)(ii) hereof shall evidence the right to purchase the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (f) In the event of a reverse stock split or other combination of outstanding shares of Common Stock made subsequent to the Initial Distribution Date and before the Second Distribution Date, then and in such event the number of Second Rights shall be adjusted so that the holder of any Second Right shall hold a number of Second Rights equal to the number of shares of Common Stock that such Second Right holder would own after completion of the reverse stock split or other combination of outstanding shares of Common Stock. The Company may elect on or after the date of any adjustment of the number of shares of Common Stock purchasable upon exercise of a Right pursuant to Section 11(a)(ii) hereof to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. The aggregate of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which the aggregate of the Rights was exercisable immediately prior to such adjustment. Adjustments in Rights shall be calculated to the nearest one-hundredth of a Right. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the number of shares of Common Stock purchasable upon exercise is adjusted or any day thereafter, but if the Rights Certificates have been issued the record date shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(f), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted number of shares of Common Stock purchasable upon exercise of a Right) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (g) Irrespective of any adjustment or change in the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the number of shares which were expressed in the original Rights Certificates issued hereunder.

         (h) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Stock or other shares of Common Stock Equivalents issuable upon exercise of the Rights. the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or Common Stock Equivalents at such adjusted Purchase Price. In the event that it appears that the issuance of shares of Common Stock at the Purchase Price called for herein would result in issuance of shares of Common Stock that were not validly issued fully paid and nonassessable shares of Common Stock, the Company may issue Common Stock Equivalents in the manner provided in
Section 11(b)(ii)(B)(III) hereof.

         (i) In any case in which this Section 11 shall require that an adjustment in the number of shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon exercise of the Rights shall be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the number of shares of Common Stock purchasable upon exercise of a Right in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (j) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price or number of shares of Common Stock purchasable upon exercise of a Right, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their judgment the Board of Directors of the Company shall determine to be advisable in order that any

                  (i)      consolidation or subdivision of the Common Stock,

                  (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price,

                  (iii) issuance wholly for cash of shares of preferred stock or other securities which by their terms are convertible into or exchangeable for shares of Common Stock,

                  (iv)     stock dividends or

                  (v) issuance of rights, options or warrants referred to in this Section 11,

hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

         (k) The Company covenants and agrees that it shall not, at any time on or after the Initial Distribution Date with respect to the Initial Rights or on or after the Second Distribution Date with respect to the Second Rights,

                  (i)      consolidate with any other Person,

                  (ii)     merge with or into any other Person,

                  (iii)    engage in a share exchange with any other Person,

                  (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, if

                           (A) at the time of or immediately after such consolidation, merger, share exchange, sale or transfer, there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or

                           (B) prior to, simultaneously with or immediately after such consolidation, merger, share exchange, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
                  Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (1) The Company covenants and agrees that, after the Initial Distribution Date, it will not, except as permitted by Section 11(b), Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at any time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Initial Rights. The Company covenants and agrees that, after the Second Distribution Date, it will not, except as permitted by Section 11(b), Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at any time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Second Rights.

         (m) Anything in this Agreement to the contrary notwithstanding. in the event that the Company shall at any time after the Record Date and prior to the Initial Distribution Date in the case of the Initial Rights and prior to the Second Distribution Date in the case of the Second Rights

                  (i) declare or pay any dividend on the outstanding shares of Common Stock payable in shares of Common Stock,

                  (ii)     subdivide the outstanding shares of Common Stock, or

                  (iii) combine the outstanding shares of Common Stock into a smaller number of shares,

then in any such case the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the respective Distribution Dates, shall remain unchanged, so that the value of the rights remaining shall represent the same proportion of the value of the Company as before. Rights associated with shares eliminated by any combination of outstanding shares of Common Stock shall be canceled by operation of such combination.

SECTION 12.       CERTIFICATE OF ADJUSTED NUMBER OF SHARES.

         Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall promptly

         (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,

         (b) file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and

         (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Second Distribution Date, to each holder of a certificate representing shares of Common Stock and each holder of any outstanding Initial Rights) in accordance with Section 26 hereof.

The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

SECTION 13. CONSOLIDATION, MERGER, SHARE EXCHANGE OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) In the event that, following the Initial Distribution Date with respect to the Initial Rights or the Second Distribution Date with respect to the Second Rights, directly or indirectly,

                  (i) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

                  (ii) any Person shall consolidate with, or merge with or into, the Company, or engage in a share exchange with the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or share exchange and, in connection with such consolidation, merger or share exchange, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or

                  (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case, promptly following the occurrence of each such
Section 13 Event, proper provision shall be made so that:

                  (iv) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is defined in Section 1(v)), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the product of ten times the result obtained by dividing the Current Market Price of a share of Common Stock by the Current Market Price of a share of Common Stock of the Principal Party multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding on the Stock Acquisition Date with respect to such Right, and the denominator of which is the number of Rights outstanding on the Stock Acquisition Date that caused the Triggering Event with respect to the respective Rights that are not Beneficially Owned by the Acquiring Person or its Affiliates or Associates, provided, however, that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon the exercise of each Right shall be further adjusted as provided in Section 11 (d) of this Agreement to reflect any events occurring in respect of such Principal Party after the date of such Section 13 Event;

                  (v) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

                  (vi) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

                  (vii) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights, provided that, upon the subsequent occurrence of any merger, consolidation, share exchange, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon Exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, dividends, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a); and

                  (viii) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event, except as they apply to determination of the Purchase Price.

         (b) The Company shall not consummate any such consolidation, merger, share exchange, sale or transfer unless prior thereto the Company and the Principal Party shall have exercised and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms, that the Principal Party has a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraph (a) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, share exchange or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to

                           (A) become effective as soon as practicable after such filing and

                           (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

                  (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

                  (iii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on any national securities exchange or Nasdaq, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange or Nasdaq, of, if the Common Stock of the Principal Party shall not be listed or admitted to trading on any such national securities exchange or Nasdaq, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

                  (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

                  (v) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

         (c) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, share exchanges or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         (d) In case the Principal Party has provision in any of its authorized securities or in its certificate or articles of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of

                  (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share thereof (determined pursuant to Section 1(j) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price, or

                  (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13,

then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         (e) The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the type contemplated by (i) - (iii) of Section 13(a) hereof if
(x) at the time of or immediately after such consolidation, merger, share exchange, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange, sale, transfer or other transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

SECTION 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(b), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 1(j) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

SECTION 15.       RIGHTS OF ACTION.

         All rights of action in respect of this Agreement, other than rights of action given to the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the respective Distribution Dates, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the respective Distribution Dates, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the respective Distribution Dates, of the Common Stock), in his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate (or, prior to the respective Distribution

Dates, such Common Stock) in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

SECTION 16.       AGREEMENT OF RIGHTS HOLDERS.

         Every holder of a Right by accepting the same consents and agrees with the Company arid the Rights Agent and with every other holder of a Right that:

         (a) prior to the Initial Distribution Date, the Initial Rights will be transferable only in connection with the transfer of Common Stock and prior to the Second Distribution Date, the Second Rights will be transferrable only in connection with the transfer of Common Stock;

         (b) after the Initial Distribution Date with respect to the Initial Rights and after the Second Distribution Date with respect to the Second Rights, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

         (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Initial Distribution Date with respect to the Initial Rights and the Second Distribution Date with respect to the Second Rights, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION 17.       RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.

         No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Rights or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 18.       CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay in a timely manner to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any losses, expenses, claims, damages or liabilities, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement and performance hereunder, including, without limitation, the costs and expenses of defending against any claim of liability arising therefrom; directly or indirectly, and will promptly reimburse the Rights Agent for any legal or other expenses reasonably incurred in investigating or defending any such loss, expense, claim, damage or liability.

         (b) The Rights Agent shall be protected by the indemnity provided by this Section 18 and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary. verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 20 of this Agreement.

SECTION 19.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto;

provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

SECTION 20.       DUTIES OF RIGHTS AGENT.

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for a loss which is a result of or caused by its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals maintained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity or legality of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or legality or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof setting forth any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person reasonably believed by the Rights Agent to be one of the Chairman of the Board, the President, any vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or Controller of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable to the Company or the holder of any Rights Certificate or any shareholder of the Company for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may; at the option of the Rights Agent set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or its Subsidiaries or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or its Subsidiaries or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

         (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed to certify or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

SECTION 21.       CHANGE OF RIGHTS AGENT.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and, following any Distribution Date, to the holders of the Rights Certificates then outstanding by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be. and to each transfer agent of the Common Stock, by registered or certified mail, and, following any Distribution Date, to the holders of the Rights Certificates then outstanding by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty
(30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and, following any Distribution Date, mail a notice thereof in writing to the registered holders of the then outstanding Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22.       ISSUANCE OF NEW RIGHTS CERTIFICATES.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price or the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights and, in each case, prior to the earlier of the redemption or expiration of the respective Rights the Company:

         (a) may, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, or upon a contractual obligation of the Company in each case existing prior to the Initial Distribution Date in the case of the Initial Rights, and the Second Distribution Date in the case of the Second Rights, and

         (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that

                  (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and

                  (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

SECTION 23.       REDEMPTION AND TERMINATION.

         (a) The Board of Directors of the Company may, at its option, at any time prior to the Initial Distribution Date, redeem all but not less than all of the then outstanding Initial Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) at a redemption price of $.001 per Right (the "Initial Right Redemption Price"), as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. The Board of Directors may, at its option, at any time prior to the Second Distribution Date redeem all or part of the then outstanding Second Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) at the Redemption Price as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. If the Board elects to redeem less than all of the Second Rights, the respective Rights to be redeemed shall be allocated pro rata among all holders of the respective Rights based upon the number of such Second Rights held (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof).

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Paragraph (a) of this
Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights to be redeemed will terminate and the only right thereafter of the-holders of such Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights to be redeemed by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the number of Rights to be redeemed and the method by which the payment of the Redemption Price will be made. The failure to give, or any defect in, any such notice shall not affect the validity of such redemption.

SECTION 24.       EXCHANGE.

         (a) The Board of Directors of the Company may, at its option, at any time and from time to time after any person first becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right or, if the Company does not have a sufficient number of authorized and not outstanding shares of Common Stock for issuance upon exchange at such ratio, such other exchange ratio as the Board of Directors shall determine (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after (i) any Acquiring

Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock aggregating 50% or more of the shares of Common Stock then outstanding or
(ii) the occurrence of an event specified in Section 13(a) hereof.

         (b) Immediately upon the action of the Board of Directors of this Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further notice, the right to exercise such Rights shall terminate and the only right thereafter a holder of such Rights shall have shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

         (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, or that any regulatory actions or approvals are necessary in connection therewith, the Company may, in its discretion, take such actions or seek such approvals as may be necessary to authorize additional shares of Common stock for issuance upon exchange of the Rights. In the event that the Company shall, after good faith effort, be unable to take such actions or obtain such approvals as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of units of Common Stock Equivalents as defined in Section 11(b)(ii) hereof, cash or other assets of the Company equal to the Current Market Price of one share of Common Stock (determined pursuant to Section 1(j) hereof) as of the date of issuance of such Common Stock Equivalents or fractions thereof.

         (d) The Company shall not, in connection with any exchange pursuant to this Section 24, be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 1(j) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

SECTION 25.       NOTICE OF CERTAIN EVENTS.

         (a) In case the Company shall propose, at any time after the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights,

                  (i) to pay any dividend payable in stock of any class to the holders of the Common Stock, or

                  (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or

                  (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or

                  (iv) to effect any liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, reclassification or the date on which such liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

         (b)      In case any of the events set forth in Section 11(a)(ii) or
Section 13 hereof shall occur. then, in any such case, the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate (or if occurring prior to the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights, the holders of the Common Stock), to the extent feasible and in accordance with
Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 11(a)(ii) and 13 hereof.

SECTION 26.       NOTICES.

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  WGNB Corp.
                  P.O. Box 280
                  201 Maple Street
                  Carrollton, Georgia 30117
                  Attention: President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  SunTrust Bank, Atlanta
                  Stock Transfer Department
                  Room 225, 2nd Floor Annex
                  58 Edgewood Avenue
                  Atlanta, Georgia 30303
                  Attention: Department Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company, in the case of Rights represented by certificates for Common Stock, and on the registry books of the Rights Agent, in the case of Rights represented by Rights Certificates.

SECTION 27.       SUPPLEMENTS AND AMENDMENTS.

         Subject to the last sentence of this Section 27 and subject to the next sentence herein, at any time prior to the Initial Distribution Date and thereafter for so long as the Initial Rights are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of the holders of any Rights. Subject to the last sentence of this Section 27, at any time prior to the Second Distribution Date and thereafter for so long as the Second Rights are redeemable, the Company in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of the holders of any Rights; provided, however, that any such supplement or amendment approved after the Initial Distribution Date pursuant to this sentence shall apply only to the Second Rights. Except as provided in the preceding sentence, at any time when the Rights are no longer redeemable, and subject to the last sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights Certificates in order

         (a)      to cure any ambiguity,

         (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,

         (c) to shorten or lengthen any time period hereunder, provided, however, that except as expressly provided herein, the period during which the Company may redeem the Rights may not be extended beyond the earlier of the respective Distribution Dates and thirty (30) days after the respective Triggering Event, or

         (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (e) of this sentence,

                  (I) a time period relating to when the Rights may be redeemed if at the time of such supplement or amendment the respective Rights are not then redeemable, or

                  (II) any other time period unless such lengthening is for the purpose of (A) protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights (other than an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person) or (B) protecting or enhancing the rights of, and/or the benefits to, the holders of Common Stock (other than an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person).

Upon the delivery of a certificate that is signed by an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, which certificate shall be conclusive evidence of compliance with this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price.

SECTION 28.       SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29.       DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.

         For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial

Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (or, where specifically provided for herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to

         (a)      interpret the provisions of this Agreement, and

         (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights or to amend the Agreement).

All such actions, calculations, interpretations and determinations (including, for purposes of clause (c) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by certain specified members thereof) in good faith, shall

         (c) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and

         (d) not subject the Board or such specified members thereof to any liability to the holders of the Rights.

SECTION 30.       BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights, registered holders of the Common Stock).

SECTION 31.       SEVERABILITY.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business of the twentieth day following the date of such determination by the Board of Directors.

SECTION 32.       GOVERNING LAW.

         This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

SECTION 33.       COUNTERPART.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 34.       DESCRIPTIVE HEADINGS.

         Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                           (Signatures on next page.)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.


Attest:                             WGNB CORP.

By:  /s/ E. H. Hearn, Jr.           By: /s/ L. Leighton Alston
   -----------------------------       ----------------------------------------
     E. H. Hearn, Jr.                   L. Leighton Alston
     Secretary                          President and Chief Executive Officer


Attest:                                 SUNTRUST BANK, ATLANTA


By: /s/ Ronald C. Painter               By: /s/ F. J. Donaldson
   -----------------------------            -----------------------------------
Name: Ronald C. Painter                 Name: F. J. Donaldson
     ---------------------------             ----------------------------------
Title: Vice President                   Title:  Group Vice President
      --------------------------              ---------------------------------

                                   EXHIBIT A

                      [Form of Initial Rights Certificate]

Certificate No. ______                                      ____ Rights

NOT EXERCISABLE AFTER JANUARY 31, 2007 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

                          Initial Rights Certificate
                                  WGNB Corp.

         This certifies that _________________________________, or registered assigns, is the registered owner of the number of Rights set forth set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 12, 1997 (the "Rights Agreement"), between WGNB Corp., a Georgia corporation (the "Company"), and SunTrust Bank, a commercial bank organized under the laws of the State of Georgia (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Atlanta, Georgia time) on January 31, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, a number of shares of Common Stock (the "Common Stock") of the Company equal to ten shares of Common Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the Initial Stock Acquisition Date, and the denominator of which is the number of Initial Rights outstanding on the Initial Stock Acquisition Date that are not beneficially owned by an Acquiring Person or its Affiliates or Associates, at a purchase price per share equal to $.01 per share of Common Stock (the "Purchase Price"), as those terms are defined in Section 1 of the Rights Agreement, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of based upon the Common Stock as constituted at such date.

         These Rights shall only become exercisable upon the occurrence of a
Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Certificate are beneficially owned by a person other than (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of any such Person. If the Rights are beneficially owned by any of the Persons specified in clauses (i), (ii) or (iii) of the preceding sentence, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by this reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the Initial Distribution Date, and (ii) the Final Expiration Date, subject to extension as provided in the Rights Agreement.

         No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

         Dated as of
                    -----------------------

                                    WGNB CORP.
ATTEST:
                                    By
-----------------------------         --------------------------------------
Name:                                 Name:
     ------------------------              ---------------------------------
Title:                                Title:
      -----------------------               --------------------------------
Countersigned:


                                    SUNTRUST BANK, ATLANTA

ATTEST:
                                    By
-----------------------------         --------------------------------------
Name:                                 Name:
     ------------------------              ---------------------------------
Title:                                Title:
      -----------------------               --------------------------------

              [Form of Reverse Side of Initial Rights Certificate]
                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Rights Certificate)

FOR VALUE RECEIVED ___________________________________________ hereby sells.
assigns and transfers unto_____________________________________________________
(Please print name and address of transferee) _________________________________ this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________________


                                    ______________________________
                                    Signature

Signature Guaranteed:


                                  Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of any such Person.

Dated:_____________________
                                    ________________________________
                                    Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights Represented by the Initial Rights Certificate)

To:               WGNB CORP.

         The undersigned hereby irrevocably elects to exercise _______ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to (please type or print):

Social Security or other identifying number:   [ __________________ ]

Name and Address:

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Name and Address:

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

Social Security or other identifying number:_______________________

 Dated:____________________




                                    _______________________________
                                    Signature

                                  Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of any such Person.


Dated:
      ---------------------         --------------------------------
                                           Signature

Signature Guaranteed:

                                    NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

* The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person as applicable, and shall replace the preceding sentence.

         These Rights shall only become exercisable upon the occurrence of a
Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Certificate are beneficially owned by a person other than (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of any such Person. If the Rights are beneficially owned by any of the Persons specified in clauses (i), (ii) or (iii) of the preceding sentence, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by this reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the Second Distribution Date, and (ii) the Final Expiration Date, subject to extension as provided in the Rights Agreement.

         No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

         Dated as of
                    ------------------


                                    WGNB CORP.
ATTEST:
                                    By
-----------------------------         --------------------------------------
Name:                                 Name:
     ------------------------              ---------------------------------
Title:                                Title:
      -----------------------               --------------------------------
Countersigned:


                                    SUNTRUST BANK, ATLANTA

ATTEST:
                                    By
-----------------------------         --------------------------------------
Name:                                 Name:
     ------------------------              ---------------------------------
Title:                                Title:
      -----------------------               --------------------------------

              [Form of Reverse Side of Second Rights Certificate]
                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Rights Certificate)

FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto ____________________________________________________
(Please print name and address of transferee)__________________________________ this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      _____________________

                                    ________________________________
                                    Signature

Signature Guaranteed:

                                  Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is- not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of any such Person.


Dated:
      _____________________         ________________________________
                                    Signature

Signature Guaranteed:

                                     NOTICE
         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights Represented by the Second Rights Certificate)

To:      WGNB CORP.

         The undersigned hereby irrevocably elects to exercise _____ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to (please type or print):


Social Security or other identifying number:   [ _________________ ]

Name and Address:

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Name and Address:

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

Social Security or other identifying number: ______________________

Dated: ____________________



                                    _______________________________
                                               Signature

                                  Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of any such Person.


Dated:
      ---------------------         -------------------------------
                                           Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

* The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person as applicable, and shall replace the preceding sentence.

                                   Exhibit C

                         SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON STOCK

         On February 11, 1997, the Board of Directors of WGNB Corp. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock (the "Common Stock") to shareholders of record at the close of business on February 12, 1997. The dividend distribution date is February 28, 1997. Each Right includes an Initial Right and a Second Right, each of which entitles the registered holder to purchase from the Company a number of shares of Common Stock equal to 10 shares of Common Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the Initial Stock Acquisition Date in the case of the Initial Rights and the Second Stock Acquisition Date in the case of the Second Rights, and the denominator of which is the number of Rights outstanding on the respective Stock Acquisition Date that are not beneficially owned by an Acquiring Person or its affiliates or associates, at a Purchase Price per share of $.01 per share. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and SunTrust Bank, Atlanta, as Rights Agent, a copy of which is on file with the Company.

         Initially, the Rights will be attached to all Common Stock Certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Initial Rights will separate from the Common Stock and an Initial Distribution Date will occur upon the earlier of
(i) 10 business days following a public announcement that a person or a group of affiliated or associated persons has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock, (ii) 10 business days following the date on which the Board of Directors of the Company first learns that such a person or group has acquired beneficial ownership of 10% or more of the outstanding Common Stock, or (iii) 10 business days following the commencement of a tender offer or an exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Common Stock. The Second Rights will separate from the Common Stock and a Second Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or a group of affiliated or associated persons has acquired beneficial ownership of an additional 10% or more of the outstanding shares of Common Stock, (ii) 10 business days following the date on which the Board of Directors of the Company first learns that such a person or group has acquired beneficial ownership of an additional 10% or more of the outstanding Common Stock, or (iii) 10 business days following the commencement of a tender offer or an exchange offer that would result in such a person or group beneficially owning an additional 10% or more of such outstanding shares of Common Stock.

         Until the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred only with such Common Stock certificates, (ii) new Common Stock certificates issued after February 12, 1997 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common

Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Initial Distribution Date in the case of the Initial Rights and the Second Distribution Date in the case of the Second Rights and will expire at the close of business on January 31, 2007, unless earlier redeemed by the Company as described below.

         As soon as practicable after the respective Distribution Date, Rights Certificates evidencing the Initial Rights or the Second Rights, as the case may be, will be mailed to holders of record of the Common Stock as of the close of business on the respective Distribution Date and, thereafter, the separate Rights Certificates alone will represent the respective Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the respective Distribution Date will be issued with Rights, provided, however, that Second Rights also will be issued with the shares of Common Stock issuable upon exercise of Initial Rights.

         If at any time following the respective Distribution Date a Person causes an Initial Distribution Date or a Second Distribution Date (the "Acquiring Person"), each holder of a Right will thereafter have the right to receive, upon exercise, a number of shares of Common Stock equal to 10 shares of Common Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding on the Stock Acquisition Date, and the denominator of which is the number of Rights outstanding on the Stock Acquisition Date that are not Beneficially Owned by the Acquiring Person or its affiliates or associates. The price for the exercise of each Right shall be $.01 multiplied by the number of shares of Common Stock to be received upon exercise. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         In the event that, at any time following the respective Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, or (ii) all of its shares are acquired in a share exchange or the Company engages in a merger or consolidation in which all or part of its outstanding shares of Common Stock are changed into or exchanged for stock, other securities or assets of any other person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company equal to the product of 10 times the result obtained by dividing the current market price of the Company's Common Stock by the current market price of the common stock of the acquiring corporation or, if such stock is not traded in public markets, of its parent corporation. The Purchase Price will be calculated on the same basis as if the Right holder were exercising a Right to purchase Common Stock of the Company at that time.

         No fractional Rights will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of the Rights on the last trading date prior to the date of adjustment. No fractional shares will be issued upon exercise of the Rights, and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         In general, the Company may redeem the Initial Rights or the Second Rights, or both, at a price of $.001 per Right, at any time before the respective Distribution Date (subject to extension under certain circumstances). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights to be redeemed will be to receive the $.001 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         The provisions of the Rights Agreement may be amended by the Board of Directors prior to the Initial Distribution Date, in the case of the Initial Rights, and the Second Distribution Date, in the case of the Second Rights. After such dates, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable and the redemption period may not be extended beyond 30 days after the applicable Stock Acquisition Date.

         As of the close of business on February 12, 1997, there were 792,787 shares of Common Stock of the Company outstanding.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become exercisable, unless the terms of an offer for all shares are first approved by the Board and the Rights redeemed by the Company. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its shareholders, as determined by the Board; or willing to negotiate with the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may, at its option, before the merger or business combination, redeem all, but not less than all, of the then-outstanding Rights at the redemption price or amend the Rights Agreement to permit the transaction.